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Exhibit 21

                         Subsidiaries of the Registrant

                                                              JURISDICTION
                                        PERCENTAGE            OR STATE OF
    SUBSIDIARY                         OF OWNERSHIP           INCORPORATION
    ----------                         ------------           -------------
EvergreenBank                              100%                 Washington
EvergreenBancorp Capital Trust I           100%                 Delaware